UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc. BELVIQ® and BELVIQ XR® are registered trademarks of Arena Pharmaceuticals GmbH.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 30, 2016, we committed to a reduction of our US workforce of approximately 100 employees, or 73%, primarily in areas of research, manufacturing and G&A. As a result of the workforce reduction, which we plan to complete by August 31, 2016, we estimate that we will incur restructuring charges, primarily in the second quarter of 2016, of approximately $6.1 million (a majority of which are cash expenditures) in connection with one-time employee termination costs, including severance and other benefits. We estimate that the reduction will decrease annualized cash expenditures for (i) personnel by approximately $17 million and (ii) related other operating expenses between $6-8 million. We plan to implement additional cost control measures to further reduce our expenditures, including reductions at our Swiss manufacturing facility.

This reduction reflects the shift of our priorities to emphasize our clinical stage pipeline. Specifically, we intend to focus our activities and resources primarily on the following activities:

1.	Advancing our proprietary clinical programs:

a.	Etrasimod (APD334) – a next generation, highly specific modulator of the sphingosine 1-phosphate subtype 1, or S1P1, receptor – in an ongoing Phase 2 clinical trial for ulcerative colitis, and potentially exploring additional indications, including beyond inflammatory bowel disease

b.	APD371– an agonist of the cannabinoid-2, or CB2, receptor – most recently completed a Phase 1 multiple-ascending dose clinical trial with favorable results. and is under evaluation for pain indications

c.	Ralinepag (APD811) – an agonist of the prostacyclin receptor – in an ongoing Phase 2 clinical trial for pulmonary arterial hypertension, or PAH

2.	Supporting our collaborations:

a.	Eisai Inc. and Eisai Co., Ltd. and others – in their efforts with respect to the approved product BELVIQ for weight management

b.	Axovant Sciences Ltd. – in Phase 2 clinical trials for nelotanserin, an inverse agonist of the serotonin 2A receptor for central nervous system disorders

c.	Ildong Pharmaceuticals Co., Ltd. – in a Phase 1 clinical trial for temanogrel, an inverse agonist of the serotonin 2A receptor for thrombotic diseases

d.	Boehringer Ingelheim International GmbH – in preclinical development of drug candidates targeting a central nervous system, or CNS, receptor for psychiatric diseases

We expect to discuss our strategic focus and cost reduction plan during our upcoming quarterly conference call.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the workforce reduction, including the expected size, timing, related charges and benefits, and other expected impact of such reduction; our focus, plans and strategy; the advancement and potential of our clinical programs and collaborations; activities with Eisai and other collaborators; implementing additional cost control measures; and reducing expenditures and achieving savings. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: the risk that the cost and other negative effects related to the workforce reduction may be greater than anticipated; the risk that we may not realize the benefits expected from the workforce reduction or other cost control measures; risks related to developing and commercializing drugs; the risk that we may need additional funds to advance all of our programs, and you and others may not agree with the manner we allocate our resources; cash and revenues generated from BELVIQ, including the impact of competition; the risk that our revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to our guidance or previously reported results; the timing and outcome of regulatory review is uncertain, and lorcaserin may not be approved for marketing in a different formulation or in any other territory; regulatory decisions in one territory may impact other regulatory decisions and our business prospects; government and commercial reimbursement and pricing decisions; risks related to relying on collaborative arrangements; the timing and receipt of payments and fees, if any, from collaborators; the entry into or modification or termination of collaborative arrangements; unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than us or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; data and other information related to any of our research and development may not meet regulatory requirements or otherwise be sufficient for (or we or a collaborator may not pursue) further research and development, regulatory review or approval or continued marketing; our and third parties’ intellectual property rights; the timing, success and cost of our research and development and related strategy and decisions; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; having adequate funds; and satisfactory resolution of litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of the filing of this Form 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2016	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit Munshi
Amit Munshi
President and Chief Executive Officer